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                                                                    Exhibit 99.1


REVOCABLE PROXY


                                  SAFENET, INC.
                              8029 CORPORATE DRIVE
                            BALTIMORE, MARYLAND 21236

         THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE ONLY AT THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, FEBRUARY 5, 2003 AND AT ANY ADJOURNMENTS THEREOF.

         The undersigned hereby constitutes and appoints Anthony A. Caputo and Carole D. Argo, or either one of them acting in the absence of the other, with full power and substitution, to be the true and lawful attorneys and proxies for the undersigned to vote at the Special Meeting of Stockholders (the "Special Meeting") of SafeNet, Inc. ("SafeNet") to be held at SafeNet's offices located at 8029 Corporate Drive, Baltimore, Maryland 21236 on Wednesday, February 5, 2003 at 10:30 a.m., Eastern Time, and at any adjournment of said meeting. The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Stockholders of SafeNet called for February 5, 2003 and a Proxy Statement/Prospectus. Said proxies are directed to vote the shares the undersigned would be entitled to vote, if then personally present, in accordance with the following instructions. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

         1. To approve the Agreement and Plan of Reorganization (the "Merger Agreement") by and among SafeNet, Sapphire Acquisition Corp., a California corporation and wholly-owned subsidiary of SafeNet ("Acquisition Corp"), and Cylink Corporation, a California corporation ("Cylink"), pursuant to which Acquisition Corp. will merge with and into Cylink and Cylink will become a wholly-owned subsidiary of SafeNet (the "Merger"), the issuance of shares of common stock of SafeNet in the Merger pursuant to the Merger Agreement, and the related transactions contemplated by the Merger Agreement.


                         [ ] FOR       [ ] AGAINST       [ ] ABSTAIN


         2. To vote, in their discretion, upon any other business that may properly come before the Special Meeting or any adjournment thereof. Except with respect to procedural matters incident to the conduct of the Special Meeting, management of SafeNet is not aware of any other matters that should come before the Special Meeting.


             (Continued and to be signed and dated on reverse side)


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                          (Continued from reverse side)

         The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Stockholders of SafeNet, Inc. called for February 5, 2003 and a Proxy Statement/Prospectus prior to signing this proxy.

[ ]    I PLAN TO ATTEND THE FEBRUARY 5, 2003 SPECIAL MEETING OF STOCKHOLDERS.


                                          Dated: _______________________, 2003



                                             -------------------------------
                                                        SIGNATURE


                                             -------------------------------
                                                          TITLE


                                          Note: Please sign exactly as your name
                                          appears on this proxy. Only one
                                          signature is required where the stock
                                          is held jointly. When signing in a
                                          representative capacity, please give
                                          title.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS OTHERWISE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AT THE DISCRETION OF THE PROXIES. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE SPECIAL MEETING AND VOTING IN PERSON.